Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 210 to the Registration Statement on Form N-1A of Fidelity Advisor Series I: Fidelity Advisor Dividend Growth Fund of our report dated January 16, 2018; Fidelity Advisor Series Equity Growth Fund and Fidelity Advisor Series Small Cap Fund of our reports dated January 18, 2018; Fidelity Advisor Small Cap Fund of our report dated January 19, 2018; and Fidelity Real Estate High Income Fund of our report dated January 23, 2018, relating to the financial statements and financial highlights included in the November 30, 2017 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP Boston, Massachusetts January 24, 2018